As filed with the Securities and Exchange Commission on June 13 , 2012

Registration No. 333-164100

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT 11 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

JPAK GROUP, INC.

(Exact name of Registrant as specified in its charter)

Nevada	2650	20-1977020
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

15 Xinghua Road Qingdao, Shandong Province Postal Code 266401 People’s Republic of China (86-532) 84616387

 (Address, including zip code, and telephone number,

including area code, of Registrant’s principal executive offices)

Copies to:

Louis E. Taubman, Esq.

Hunter Taubman Weiss LLP

17 State Street, Suite 2000

New York, New York 10004

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.   See definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	Accelerated filer
Non-accelerated filer	Smaller reporting company	[X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Shares of Common Stock Underlying Preferred Stock	687,106(3)	$0.71	$487,845.26	$34.78
Shares of Common Stock Underlying Preferred Stock	12,000,000(4)	$0.71	$8,520,000.00	$607.48
Shares of Common Stock	11,363,334(5)	$0.71	$8,067,967.14	$575.25
Total	24,050,440	$0.71	$17,075,812,.40	$1217.51

(1)	In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement includes an indeterminate number of additional shares as may be issuable as a result of stock splits or stock dividends which occur during this continuous offering.
(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, an amended based upon the average of the bid and asked price of the Registrant's common stock as quoted on the OTC Bulletin Board of $0.71 on December 29, 2009.
(3)	Represents shares of common stock underlying the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share, convertible into two shares of the company’s common stock, par value $0.001 per share. These securities were previously registered on Registration Statement No. 333-147264, the latest Post Effective Amendment of which was declared effective on May 29, 2009. The registration fee for these securities was paid and is transferred and carried forward to this registration statement pursuant to Rule 429 under the Securities Act.
(4)	Represents shares of common stock underlying the Company’s Series C Convertible Preferred Stock, par value $0.0001 per share, convertible into one share of the Company’s common stock, par value $0.001 per share.
(5)	Represents shares of common stock issued pursuant to an exchange agreement between the Company and the holders of the warrants the Company issued pursuant to the financings that the Company consummated in 2007 and 2009 (see the Summary section below).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

We are filing this Post Effective Amendment No. 11 to our registration statement to conform the disclosure herein to the disclosure in our Form 10-Q for the quarter ended March 31, 2012, which we filed on May 15, 2012.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES PUBLICLY UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED  June 13 , 2012

PROSPECTUS

JPAK GROUP, INC.

24,050,440 Shares of Common Stock

This prospectus relates to the resale of up to 24,050,440 shares of our common stock, $0.001 par value.  The selling stockholders named herein may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price, at prices related to such prevailing market price, in negotiated transactions or a combination of such methods of sale. We will not receive any proceeds from the sales by the selling stockholders.

Our common stock is listed on the OTC Bulletin Board and traded under the symbol “JPAK.OB.” On June 12 , 2012, the closing price of the common stock quoted on the Over-the-Counter Bulletin Board (the “OTC Bulletin Board”), was $0.02 per share.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT.  SEE “RISK FACTORS” BEGINNING ON PAGE 7 FOR A DISCUSSION OF RISKS APPLICABLE TO US AND AN INVESTMENT IN OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is June 13 , 2012.

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TABLE OF CONTENTS

Prospectus Summary	3

Risk Factors	12

Use of Proceeds	12

Selling Stockholders	12

Plan of Distribution	14

Description of Securities to be Registered	16

Incorporation of Certain Information by Reference	19

Disclosure of Commission Position on Indemnification for Securities Act Liabilities	20

Part II	II-1

Item 13. Other Expenses of Issuances and Distribution	II-1

Item 14. Indemnification of Directors and Officers	II-1

Item 15. Recent Sales of Unregistered Securities	II-1

Item 16. Exhibits and Financial Statement Schedule	II-2

Item 17. Undertakings	II-6

We have not authorized any person to give you any supplemental information or to make any representations for us. You should not rely upon any information about us that is not contained in this prospectus or in one of our public reports filed with the Securities and Exchange Commission (“SEC”) and incorporated into this prospectus. Information contained in this prospectus or in our public reports may become stale. You should not assume that the information contained in this prospectus, any prospectus supplement or the documents incorporated by reference are accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus or of any sale of the shares. Our business, financial condition, results of operations and prospects may have changed since those dates. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted.

SUMMARY INFORMATION, RISK FACTORS AND RATIO OF EARNINGS TO FIXED CHANGES

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference forward-looking statements within the meaning of Federal securities laws and regulations, including references to forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. You can identify forward-looking statements by those that are not historical in nature, particularly those that use terminology such as “may,” “will,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “projected,” “predicts,” “potential” or “continue” or the negative of these or similar terms. Forward-looking statements in this prospectus are subject to various risks and uncertainties concerning specific factors described in our Annual Report on Form 10-K for the fiscal year ended June 30, 2011, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 and other SEC filings. The forward-looking statements contained in this prospectus represent management’s best judgment as of the date of this prospectus based on information currently available. We do not intend to update this information, and we disclaim any legal obligation to the contrary. Historical information is not necessarily indicative of future performance.

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AVAILABLE INFORMATION; ABOUT THIS PROSPECTUS

We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov. Copies of Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 are all available by sending a request for a paper copy to our outside securities counsel: Hunter Taubman Weiss LLP, c/o Jpak Group, Inc., 17 State Street, Suite 2000, New York, NY 10004.

We have filed with the SEC a registration statement on Form S-1 under the Securities Act of 1933 with respect to the common stock offered hereby. As permitted by the rules and regulations of the SEC, this prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of the Company, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. Copies of the registration statement and the exhibits are on file with the SEC and may be obtained from the SEC’s Web site or upon payment of the fee prescribed by the SEC, or may be examined, without charge, at the offices of the SEC set forth above. For further information, reference is made to the registration statement and its exhibits.

PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus. While this summary highlights what we consider to be the most important information about us, you should carefully read this prospectus and the registration statement of which this prospectus is a part in their entirety before investing in our common stock, especially the risks of investing in our common stock, which we discuss later in “Risk Factors,” and our financial statements and related notes beginning on page 11. Unless the context requires otherwise, the words “we,” “us” and “our” refer to Jpak Group, Inc. and our subsidiaries, and the word “Jpak” refers only to Jpak Group, Inc.

Overview of Our Company

We are engaged primarily in the development, manufacture, and distribution of aseptic liquid food and beverage cartons for milk, fruit juices, soy milk, yogurt drinks, iced tea, coffee, sauces and other liquid foods and beverages in China. Since 2004, we have focused on the research and development, and we believe we are the largest and leading domestic supplier of aseptic liquid food and beverage cartons in China. Our business is primarily in China, but we have recently begun contract manufacturing products for export primarily to Southeast Asia.

Our growth strategy consists of consolidating our market leader position among domestic liquid food and beverage aseptic carton suppliers and pursuing expansion in the China market as well as selective Asian and Middle Eastern markets. We intend to achieve our goal by implementing the following strategies:

•	Increasing output to further penetrate the China market;

•	Developing bundled packaging materials and filling machines;

•	Increasing sales to selective Asian and other markets;
•	Partnering with top milk producers;
•	Establishing brand names and brand awareness; and
•	Enhancing the Company’s competitive advantages through R&D.

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Company History

RX Staffing, Inc

Our company was initially incorporated as Rx Staffing, Inc., a development stage company incorporated in the State of Nevada on December 6, 2004 (“Rx Staffing”). It was formed as a full-service temporary personnel agency to better meet the supplemental staffing needs of healthcare providers. Its corporate purpose was (i) to provide personnel staffing services to institutions, occupational site healthcare organizations and alternative site healthcare organizations and (ii) to provide health care professionals such as nurses, specialty technicians and physicians with the flexibility to balance their professional and personal schedules.

For the period beginning on the date of incorporation through the date of the Share Exchange described below, Rx Staffing generated minimal revenue from the sale of its medical staffing services.

On August 9, 2007, Rx Staffing completed a reverse acquisition of Jpak Group Co., Ltd. (“Jpak Ltd.”).  Prior to the acquisition, Rx Staffing, was a public shell company, as defined in Rule 12b-2 of the Exchange Act.  To accomplish the share exchange Rx Staffing issued 23,005,000 shares of common stock on a one to one ratio for a 100% equity interest in Jpak Ltd.. Pursuant to the share exchange, Jpak Ltd. became our wholly owned subsidiary. Per the terms of the Share Exchange and Bill of Sale of assets of Rx Staffing and Shaun Jones, Rx Staffing was delivered with zero assets and zero liabilities at time of closing. The transaction was regarded as a reverse merger whereby Jpak Ltd. was considered to be the accounting acquirer as its shareholders retained control of RX Staffing after the exchange.  Although Rx Staffing is the legal parent company, the share exchange was treated as a recapitalization of Jpak Ltd..  Thus, Jpak Ltd. is the continuing entity for financial reporting purposes.  The Financial Statements have been prepared as if Jpak Ltd. had always been the reporting company and then on the date of the Share Exchange, had changed its name to Jpak Group Inc. and reorganized its capital stock. We function as a holding company and, through our subsidiaries, own 100% equity interest in Qingdao Renmin Printing Co, Ltd (“Qingdao Renmin”), our operating subsidiary.

Jpak Group, Inc.

In 2004, management completed the buyout of 88.23% of state-owned equity interest in Qindao Renmin; in the same year, Qingdao Renmin started developing aseptic liquid food and beverage cartons which was launched in the China market in 2005. We are located in Qingdao, Shandong Province of the People’s Republic of China, and commenced operations in China in 1958 as a state-owned, traditional printing and packaging company.

Jpak Ltd. was incorporated in the Cayman Islands on June 22, 2006 under the name Winner Dragon Limited; it changed the name to “Jpak Group Co., Ltd.” on September 18, 2006.  In September 2006, Jpak Ltd. acquired 88.23% equity interest in Qingdao Renmin through Grand International Industrial Limited (“Grand International”), the 100% owned subsidiary of Jpak Ltd. As a result of the acquisition, Qingdao Renmin became the majority owned subsidiary of Grand International and an indirect majority owned subsidiary of Jpak Ltd. The transaction was regarded as a reverse merger whereby Qingdao Renmin was considered to be the accounting acquirer as both Grand International and Jpak Ltd. were holding companies with no significant operations and Qingdao Renmin continues as the primary operating entity even after the exchange, although Jpak Ltd. is the legal parent company.  Thus, Jpak Ltd. is the continuing entity for financial reporting purposes.  The Financial Statements have been prepared as if Jpak Ltd. had always been the reporting company and then on the share exchange date, had changed its name and reorganized its capital stock.  Furthermore, in July 2007, Grand International purchased the remaining 11.77% state-owned equity interest in Qingdao Renmin and now owns 100% equity interest in Qingdao Renmin. Substantially, all of our operations are conducted in China through Qingdao Renmin.

The Share Exchange and the Financing in 2007

On August 9, 2007, a Securities Exchange Agreement (the “SEA”) was entered into by and among Rx Staffing, Jpak Ltd. and the shareholders of Jpak Ltd. (namely Joyrich Group Limited, a British Virgin Islands (“BVI”) company, Fabregas Group Limited, a BVI company, Statepro Investments Ltd., a BVI company, Raytech Investments Limited, a BVI company, and Capital American Markets Limited, a BVI company) (the “Share Exchange”), pursuant to which all the shares of Jpak Ltd. were transferred to Rx Staffing and Jpak Ltd. became a wholly-owned subsidiary of Rx Staffing, and at the same time the shareholders of Jpak Ltd. were issued 23,005,000 shares of common stock of Rx Staffing, which represented 64.4% of all the issued and outstanding shares of Rx Staffing’s common stock (assuming conversion of the preferred stock described below) following the Share Exchange and the financing described below. On the same day, Rx Staffing changed its name to Jpak Group, Inc.. The Share Exchange has been accounted for as a reverse acquisition under the purchase method of accounting for business combinations in accordance with generally accepted accounting principles in the United States of America, or “U.S. GAAP.” Reported results of operations of the combined group issued after completion of the transaction was reflected to Jpak’s operations.

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On August 9, 2007, we became a party to the Note Purchase Agreement by and among the Company, Jpak Ltd., Grand International and the Investors (the “NPA”).  NPA was originally entered into in May 2007 pursuant to which Jpak issued Convertible Promissory Notes in the aggregate principal amount of $5.5 million to the Investors. As a result of the Share Exchange, the Notes automatically converted into 5,608,564 shares of Series A Convertible Preferred Stock outstanding. The shares of Series A Convertible Preferred Stock are convertible into an aggregate of 11,217,128 shares of common stock. Under the terms of the Notes, we also issued (i) Series A Warrants to purchase an aggregate of 5,500,000 shares of common stock (subject to adjustment) at an exercise price of $.60 per share until August 2013 (the “Series A Warrants”), (ii) Series B Warrants to purchase an aggregate of 5,500,000 shares of common stock (subject to adjustment) at an exercise price of $.70 per share until August 2013 (the “Series B Warrants”) and (iii) Series J Warrants to purchase (a) an aggregate of 5,000,000 shares of Series B Convertible Preferred Stock, which preferred stock shall contain the same terms as the Series A Convertible Preferred Stock (other than conversion price), which shares will be convertible into 8,333,333 shares of our common stock, (b) Series C Warrants to purchase an aggregate of 4,166,667 shares of common stock (subject to adjustment) at an exercise price of $.72 per share (the “Series C Warrants”) and (c) Series D Warrants to purchase an aggregate of 4,166,667 shares of common stock (subject to adjustment) at an exercise price of $.84 per share (the “Series D Warrants”). The Series J Warrants shall be exercisable at an exercise price of $1.00 per warrant and shall only be exercisable until 90 days following the effective date of the registration statement for which this prospectus forms a part. Finally, we also granted warrants to purchase 990,000 shares of common stock with an exercise price of $.50 per share to the placement agent in the financing transaction. These warrants have the same terms as the Series A and Series B Warrants, except that they contain a “cashless” exercise provision.

On August 9, 2007, we also entered into a Registration Rights Agreement with the Investors (the “Investor RRA”). Under the Investor RRA, we were required to prepare and file a registration statement for the sale of the Common Stock issuable to the Investors under the Series A and Series B Preferred Stock and the Warrants and to use our best efforts to cause, and to maintain, the effectiveness of the registration statement until the earlier of (x) the date when all securities covered by such registration statement have been sold or (y) the date on which such securities may be sold without any restriction pursuant to Rule 144(i) (the “Effectiveness Period”). We would be subject to certain monetary obligations if this registration statement is not declared effective by the SEC by March 31, 2008. We filed the initial registration statement to fulfill our obligations under the Investor RRA on December 16, 2008 and it was declared effective on January 7, 2009. Under the Investor RRA, the shareholders of Jpak were granted piggyback registration rights for 15,805,000 shares of our common stock.

However, the Investor RRA also made provisions if we cannot register all of the shares underlying all of the Series A and Series B Preferred Stock and Warrants due to the SEC’s application of Rule 415.  Pursuant to those provisions, if the SEC issues us a 415 comment, then we must first try to register the common stock underlying the preferred stock (on a pro rata basis among the holders of the Preferred Stock) and then register all of the common underlying the Warrants (on a pro rata basis among the holders of the Warrants).   The SEC did issue a 415 comment to us on March 27, 2008 and accordingly, we filed an Initial Registration Statement (File No. 333-147264) on Form S-1 to register for resale 687,106 shares of common stock underlying the Series A Preferred Stock, which was initially declared effective on January 7, 2009.  The RRA requires that subsequent registration statements be filed to register the rest of the common stock underlying the preferred stock and warrants issued in the financing on the later of (i) 60 days following the sale of substantially all of the shares of common stock included in the Initial Registration Statement or any subsequent Registration Statement and (ii) 6 months following the effective date of the Initial Registration Statement or any subsequent Registration Statement, as applicable, or such earlier or later date as permitted or required by the Commission.  Under the terms of the RRA, we are not required to register the remaining shares of common stock underlying the Series A Preferred Stock since they are now eligible to be sold pursuant to Rule 144.  The registration statement must be declared effective by the earlier of (A) the 90th day following the filing date of such Registration Statement (or in the event such Registration Statement is reviewed by the Commission, the one hundred twentieth (120th) day following such filing date) or (B) 5 business days after SEC has no more comments. However, we do not have any monetary obligations for any securities that were not permitted to be included in a registration statement because of the SEC’s application of Rule 415 until such time as such securities are required to be filed pursuant to the Investor RRA.  In such case, the liquidated damages shall be calculated to only apply to the percentage of securities which are permitted by the Commission to be included in the Registration Statement.

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In addition to the Share Exchange, and the Investor RRA, on August 9, 2007, we also entered into a Securities Escrow Agreement (the “Escrow Agreement”) with the Investors, the principal stockholders named therein (the “Principal Stockholders”) and the escrow agent named therein (the “Escrow Agent”). Under the Escrow Agreement, the Principal Stockholders agreed to place an aggregate of 7,200,000 shares of Common Stock into escrow (the “Escrow Shares”) for the benefit of the Investors in the event the Company fails to achieve net income for the fiscal year ended June 30, 2008 (“Fiscal 2008”) of at least $3.955 million (the “Fiscal 2008 Performance Threshold”).   Since we met the Fiscal 2008 Performance Threshold, the Escrow Shares were returned to the Principal Stockholders.

In connection with the Financing, H.C. Wainwright & Co., Inc., a broker-dealer member of FINRA who acted as our exclusive placement agent in the financing received the following compensation for its services as placement agent: (i) a cash fee of 9% of the gross proceeds, plus expenses (an aggregate of $972,500) and (ii) warrants to purchase 990,000 shares of common stock at an exercise price equal to $0.50 per share, and warrants to purchase 750,000 shares of common stock at an exercise price equal to $0.60 per share, certain of which warrants were issued to officers and employees of the placement agent.

On December 28, 2007, the holders of our outstanding Series J Warrants exercised in full such warrants for aggregate gross proceeds of $5.0 million to us. Upon exercise of the Series J Warrants and pursuant to their stated terms, we issued to the holders of the Series J Warrants (a) an aggregate of 5,000,000 shares of our Series B Convertible Preferred Stock, which are convertible into an aggregate of 8,333,333 shares of our common stock, (b) Series C Warrants to purchase an aggregate of 4,166,667 shares of our common stock at an exercise price of $0.72 per share and (c) Series D Warrants to purchase an aggregate of 4,166,667 shares of our common stock (subject to adjustment) at an exercise price of $0.84 per share. The Series C Warrants and Series D Warrants have a term of six years from the date of issuance.

In connection with such exercise, the holders of the Series J Warrants agreed not to exercise their demand registration rights with respect to the shares of our common stock underlying the Series B Convertible Preferred Stock, the Series C Warrants and the Series D Warrants during the period beginning on the date of exercise of the Series J Warrants and ending on the ninetieth (90th) day following the effective date of the registration statement filed by us to register for resale the shares of our Common Stock underlying our outstanding Series A Convertible Preferred Stock, Series A Warrants and Series B Warrants.

In connection with the exercise of the Series J Warrants, we extended the term of our Series A Warrants and Series B Warrants from four years to six years, so that such warrants shall now expire on August 9, 2013, and the deadline for effectiveness of this registration statement was extended to March 31, 2008.

The 2009 Financing

On November 3, 2009, we entered into a Securities Purchase Agreement with one investor, pursuant to which we received $6,000,000.00 and issued 12,000,000 units of our securities at a price of $0.50 per unit. Net proceeds from this offering were $5,916,500. Each unit consists of (i) one (1) share of our Series C Convertible Preferred Stock, par value $0.0001 per share, convertible into one share of our common stock, par value $0.001 per share, and (ii) a one-half Series E Warrant and one-half Series F Warrant.  Each whole Series E Warrant may be exercised to purchase one share of Common Stock at an exercise price of $0.60 per share and each whole Series F Warrant may be exercised to purchase one share of Common Stock at an exercise price of $0.70 per share.  The Warrants are exercisable for a period of five years from the date of issuance. In connection with the Offering, we paid $30,000 to Tripoint Global Equities, LLC, who acted as placement agent in the 2009 Financing.

In connection with the 2009 Financing, we also entered into a Registration Rights Agreement (the “2009 Investor RRA”), pursuant to which we are required to prepare and file a registration statement for the resale of the Common Stock issuable to the purchaser upon conversion of the preferred stock and upon exercise of the warrants issued to him, before December 3, 2009 and to use our best efforts to have the registration statement declared effective by May 2, 2010 (or June 1, 2010 in the event the Registration Statement received a “full review” by the Commission). The registration statement was declared effective on February 5, 2010 and therefore we were not subject to certain monetary obligations specified in the 2009 Investor RRA.

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The Warrant Exchange

On December 16, 2009, we entered into an exchange agreement with all of the holders of our currently outstanding investor warrants, pursuant to which such holders agreed to exchange all of the warrants that such holders received pursuant to the 2007 and 2009 Financing, representing warrants to purchase an aggregate of 31,333,334 shares of common stock, for shares of the our common stock in an amount determined by the following formula:

	X = Y -	(A)(Y)
B

Where
	X =	the number of shares of common stock to be issued to the warrant holder.
	Y =	the number of shares of common stock purchasable upon exercise of all of the holders’ Warrants.
	A=	the Warrant Price.
	B =	$1.00 per share of common stock.

 The following table discloses the calculations related to the Warrant Exchange Agreement.

Warrants	Number of Warrants	Strike Price	Cashless Exercise Price	New Common Shares
Series A	5,500,000	$0.56	$1.00	2,420,000
Series B	5,500,000	$0.63	$1.00	2,035,000
Series C	4,166,667	$0.64	$1.00	1,500,000
Series D	4,166,667	$0.71	$1.00	1,208,334
Series E	6,000,000	$0.60	$1.00	2,400,000
Series F	6,000,000	$0.70	$1.00	1,800,000
Total	31,333,334			11,363,334

Upon effectiveness of the Warrant Exchange Agreement, the number of shares of common stock outstanding on December 16, 2009 was 36,368,334. There was no cash paid or received in conjunction with this exchange. Due to the Warrant Exchange, we no longer have to seek effectiveness of the registration statement registering for resale of the shares of common stock underlying the warrants issued in the 2007 financing.

Principal Executive Office

Our offices are located at 15 Xinghua Road, Qingdao, Shandong Province, People’s Republic of China, (86-532) 8461 6387.

The Offering

This offering relates to the offer and sale of our common stock by the selling stockholders identified in this prospectus. The selling stockholders will determine when they will sell their shares, and in all cases will sell their shares at the current market price or at negotiated prices at the time of the sale. Although we have agreed to pay the expenses related to the registration of the shares being offered, we will not receive any proceeds from the sale of the shares by the selling stockholders.

Summary Financial Information

The following summary financial data as of June 30, 2011 and 2010 and for the quarter ended March 31, 2012 were derived from the consolidated financial statements of our subsidiary, Jpak Group Co., Ltd. This information is only a summary and does not provide all of the information contained in our financial statements and related notes. Please read the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 21 of our Form 10-K for the fiscal year ended June 30, 2011 and page 17 of our Form 10-Q for the quarter ended March 31, 2012, as well as our financial statements and related notes included therein.

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Statement of Operations Data:

	For the Three Months Ended		For the Nine Months Ended
	March 31,		March 31,
	2012	2011	2012	2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Sales	$23,902,337	$19,705,508	$67,946,360	$52,549,376

Cost of sales	19,908,530	16,694,942	58,500,378	43,094,737

Gross profit	3,993,807	3,010,566	9,445,982	9,454,639

Operating expenses
Selling, general and administrative	3,042,738	2,052,282	7,548,857	7,592,038

Income from operations	951,069	958,284	1,897,125	1,862,601

Other income (expenses):
Interest Income	173,511	12,849	389,355	69,113
Interest expense	(260,419)	(230,117)	(685,000)	(592,708)
Non-operating income, net	(86)	9,286	223,066	21,627

Total other income (expenses)	(86,994)	(207,982)	(72,579)	(501,968)

Income before provision for income taxes	864,075	750,302	1,824,546	1,360,633

Provision for income taxes	269,760	165,027	411,508	478,369

Net income	594,315	585,275	1,413,038	882,264

Less: net loss attributable to noncontrolling interest	(62)	—	(191)	(81)

Net income attributable to Jpak Group, Inc.	594,377	585,275	1,413,229	882,345

Undistributed income attributable to preferred
stockholders	(276,106)	(271,879)	(656,490)	(409,878)

Net income attributable to common
stockholders	$318,271	$313,396	$756,739	$472,467

Basic earnings per common share	$0.01	$0.01	$0.02	$0.01
Diluted earnings per common share	$0.01	$0.01	$0.02	$0.01

Weighted average number of common shares
outstanding
Basic	36,368,334	36,368,334	36,368,334	36,368,334
Diluted	67,918,795	67,918,795	67,918,795	68,287,451

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	For the Years Ended June 30,
	2011	2010

Sales	$69,538,699	$56,141,659

Cost of sales	58,176,381	42,948,118

Gross profit	11,362,318	13,193,541

Operating expenses
Selling, general and administrative	9,470,698	8,785,252

Income from operations	1,891,620	4,408,289

Other income (expenses):
Interest Income	151,653	152,844
Interest expense	(817,100)	(610,461)
Non-operating income, net	15,479	309,727

Total other expenses	(649,968)	(147,890)

Income before provision for income taxes	1,241,652	4,260,399

Provision for income taxes	491,054	837,281

Net income	750,598	3,423,118

Less: net loss attributable to noncontrolling interest	(840)	(451)

Net income attributable to Jpak Group, Inc.	751,438	3,423,569

Undistributed income attributable to preferred stockholders	349,067	1,603,576

Net income attributable to common stockholders	$402,371	$1,819,993

Basic earnings per common share	$0.01	$0.06
Diluted earnings per common share	$0.01	$0.06

Weighted average number of common shares outstanding
Basic	36,368,334	31,329,384
Diluted	67,918,795	58,737,379

9

Balance Sheet Data:

	March 31,	June 30,
	2012	2011
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$3,319,741	$5,574,130
Restricted cash	19,937,018	12,904,460
Accounts receivable, net of allowance for doubtful accounts of $201,092	11,209,720	14,369,228
and $1,339,485 at March 31, 2012 and June 30, 2011, respectively
Due from factor	1,777,305	—
Inventory	10,794,164	10,655,991
Trade notes receivable	934,560	30,940
Advance payments	681,385	773,833
Prepaid expenses and other current assets	1,008,456	1,142,673
Total current assets	49,662,349	45,451,255

Property and equipment, net	27,111,860	18,706,975

Other noncurrent assets:
Advance payments – non current	907,059	592,489
Intangible assets, net	3,160,690	3,134,678
Deferred loss on sales of assets	2,713,391	2,302,922
Prepaid expenses	1,129,103	1,111,259

Total assets	$84,684,452	$71,299,578

Liabilities
Current liabilities:
Accounts payable and accrued expenses	$9,625,318	$5,402,866
Trade notes payable	19,070,529	12,513,972
Short-term bank loans	—	3,094,000
Current portion of long-term debt	3,315,968	3,899,818
Advances from customers	1,853,094	61,405
Income tax payable	270,778	9,986
Other current liabilities	623,851	54,705
Total current liabilities	34,759,538	25,036,752
Long-term debt	11,067,859	9,883,005
Total liabilities	45,827,397	34,919,757

Equity
Stockholders’ equity:
Series A convertible preferred stock, $0.0001 par value, 5,608,564
shares authorized, issued and outstanding	561	561
Series B convertible preferred stock, $0.0001 par value, 5,000,000
shares authorized, issued and outstanding	500	500
Series C convertible preferred stock, $0.0001 par value, 12,000,000
shares authorized, issued and outstanding	1,200	1,200
Common stock, $0.001 par value, 300,000,000 shares authorized,
36,368,334 shares issued and outstanding at March 31, 2012
and June 30, 2011, respectively	36,368	36,368
Series A preferred stock	2,484,226	2,484,226
Series B preferred stock	1,390,853	1,390,853
Additional paid-in capital	23,903,645	23,903,645
Retained earnings	3,665,548	2,252,319
Statutory reserves	1,826,236	1,826,236
Accumulated other comprehensive income	5,435,881	4,374,319
Total stockholders’ equity	38,745,018	36,270,227
Noncontrolling interest	112,037	109,594
Total equity	38,857,055	36,379,821

Total liabilities and equity	$84,684,452	$71,299,578

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	June 30, 2011	June 30, 2010
Assets
Current assets:
Cash and cash equivalents	$5,574,130	$6,221,273
Restricted cash	12,904,460	4,744,084
Accounts receivable, net of allowance for doubtful accounts of $1,339,485	14,369,228	10,915,611
and $1,284,360 at June 30, 2011 and 2010, respectively
Inventory	10,655,991	8,298,177
Trade notes receivable	30,940	515,150
Other receivables	627,444	484,003
Advance payments	773,833	1,287,924
Prepaid expenses and other current assets	515,229	299,713
Total current assets	45,451,255	32,765,935

Property and equipment, net	18,706,975	11,201,241

Other noncurrent assets:
Advance payments – non current	592,489	2,382,545
Intangible assets, net	3,134,678	—
Deferred loss on sales of assets	2,302,922	1,899,277
Prepaid expenses	1,111,259	952,676

Total assets	$71,299,578	$49,201,674

Liabilities
Current liabilities:
Accounts payable and accrued expenses	$5,402,866	$2,401,560
Trade notes payable	12,513,972	4,659,370
Short-term bank loans	3,094,000	2,946,000
Current portion of long-term debt	3,899,818	2,589,409
Income tax payable	9,986	127,169
Other current liabilities	116,110	167,728
Total current liabilities	25,036,752	12,891,236
Long-term debt	9,883,005	3,049,115
Total liabilities	34,919,757	15,940,351

Equity
Stockholders’ equity:
Series A convertible preferred stock, $0.0001 par value, 5,608,564
shares authorized, issued and outstanding	561	561
Series B convertible preferred stock, $0.0001 par value, 5,000,000
shares authorized, issued and outstanding	500	500
Series C convertible preferred stock, $0.0001 par value, 12,000,000
shares authorized, issued and outstanding	1,200	1,200
Common stock, $0.001 par value, 300,000,000 shares authorized,
36,368,334 shares issued and outstanding at June 30, 2011
and 2010, respectively	36,368	36,368
Series A preferred stock	2,484,226	2,484,226
Series B preferred stock	1,390,853	1,390,853
Additional paid-in capital	23,903,645	23,184,206
Retained earnings	2,252,319	1,776,028
Statutory reserves	1,826,236	1,551,089
Accumulated other comprehensive income	4,374,319	2,731,043
Total stockholders’ equity	36,270,227	33,156,074
Noncontrolling interest	109,594	105,249
Total equity	36,379,821	33,261,323

Total liabilities and equity	$71,299,578	$49,201,674

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RISK FACTORS

Your investment in our securities involves a high degree of risk. You should carefully read and consider the risks set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2011, and any updates in our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus, together with all of the other information appearing in this prospectus or incorporated by reference in this prospectus, in light of your particular investment objectives and financial circumstances.

The risks and uncertainties we describe are not the only ones we face. If any of the events described actually occur, or if additional risks and uncertainties not presently known to us or that we currently deem immaterial, materialize, then our business, financial condition, cash flows, and operating results could be materially adversely affected. As a result, the trading price of our common stock and the value of the securities offered could decline, and you could lose a part or all of your investment.

USE OF PROCEEDS

We will not receive any proceeds from the sale by the selling stockholders of the shares of common stock covered by this prospectus.

In May 2007, we received gross proceeds of $5,500,000 in conjunction with the private financing we completed in 2007. In December 2007, we received proceeds of $5,000,000 in connection with the exercise of our Series J Warrants.  In November 2009, we received gross proceeds of $6,000,000 in conjunction with our Series C financing.  We used these proceeds for working capital and general corporate purposes.

SELLING STOCKHOLDERS

This prospectus relates to the offering and sale, from time to time, of up to 24,050,440 shares of our common stock held by the stockholders named in the table below.

Set forth below is information, to the extent known to us, setting forth the name of each selling stockholder and the amount and percentage of common stock owned by each (including shares that can be acquired upon the conversion of outstanding preferred stock) prior to the offering, the shares to be sold in the offering, and the amount and percentage of common stock to be owned by each (including shares that can be acquired upon the conversion of outstanding preferred stock) after the offering assuming all shares are sold.

Beneficial ownership is determined in accordance with Rule 13d-3 promulgated by the SEC, and generally includes voting or investment power with respect to securities. Except as indicated in the footnotes to the table, we believe, based on information by each selling stockholder, that each selling stockholder possesses sole voting and investment power with respect to all of the shares of common stock owned by that selling stockholder. In computing the number of shares beneficially owned by a stockholder and the percentage ownership of that stockholder, shares of common stock subject to options or warrants held by that stockholder that are currently exercisable or are exercisable within 60 days after the date of the table are deemed outstanding. Those shares, however, are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or group.

The selling stockholders may sell all or some of the shares of common stock they are offering, and may sell shares of our common stock otherwise than pursuant to this prospectus. The table below assumes that each selling stockholder converts all of shares of preferred stock being offered and sells all of the shares issued upon conversion thereof, and that each selling stockholder sells all of the shares offered by it in offerings pursuant to this prospectus, and does not acquire any additional shares. We are unable to determine the exact number of shares that will actually be sold or when or if these sales will occur. See “Plan of Distribution.”

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The terms of the preferred stock prohibit conversion to the extent that such conversion would result in the holder, together with its affiliates, beneficially owning in excess of 4.9% for Vision Opportunity Master Fund, 9.9% for QVT Fund LP and Quintessence Fund LP, and 9.99% for Lee Wah Investments, in each case of our outstanding shares of our common stock.

Name of Selling Stockholder	Shares Beneficially Owned Prior to Offering (1)	Number of Shares to be Offered (2)	Number of Shares Beneficially Owned After Offering (3)	Percentage Ownership After Offering (4)
Vision Opportunity Master Fund Ltd. (5)	3,029,756(6)	3,029,756	0	0%
Vision Capital Advantage Fund, Ltd.(5)	895,463(7)	895,463	0	0%
QVT Fund LP(8)	3,532,698(9)	3,532,698	0	0%
Quintessence Fund LP(8)	392,523(10)	392,523	0	0%
LeeWah Investments(11)	16,200,000(12)	16,200,000 (13)	0	0%
Total		24,050,440

1)	Unless otherwise noted, the Selling Stockholder became one of our shareholders pursuant to the Financings we completed on August 9, 2007, November 4, 2009 and/or the Warrant Exchange we completed in December 2009. Accordingly, prior to the Offering, the Selling Stockholder only owned shares of common stock underlying the Preferred Stock received in the Financing (the “Securities”). However, the terms of the preferred stock prohibit conversion to the extent that conversion of the preferred stock would result in the holder, together with its affiliates, beneficially owning in excess of 4.9% for Vision Opportunity Master Fund, 9.9% for QVT Fund LP and Quintessence Fund LP, and 9.99% for Lee Wah, in each case of our outstanding shares of our common stock. Therefore, unless otherwise noted, this number represents the number of Securities the Selling Stockholder received in the Financing that he/she can own based upon the ownership cap.

2)	The shares of common stock are subject to certain anti-dilution provisions, which would be triggered if we were to sell securities at a price below the price at which we sold the Notes. See “Prospectus Summary - Recent Developments - Financing” and “Description of Securities.”

3)	Since we do not have the ability to control how many, if any, of their shares each of the selling shareholders listed above will sell, we have assumed that the selling shareholders will sell all of the shares offered herein for purposes of determining how many shares they will own after the Offering and their percentage of ownership following the offering; however this number also accounts for the ownership cap described above in footnote 1.

4)	All Percentages have been rounded up to the nearest one hundredth of one percent.

5)	The investment manager for Vision Opportunity Master Fund, Ltd. (“VOMF”) and Vision Capital Advantage Fund, LP (“VCAF”) is Vision Capital Advisors, LLC (“VCA”). Ultimate voting and dispositive control rests with Adam Benowitz, as VCA’s Senior Managing Member and the portfolio manager of VOMF and VCAF. Each of VCA and Adam Benowitz disclaim beneficial ownership of these shares.

6)	This number represents the number of shares of common that VOMF received in exchange for their Warrants pursuant to the Warrant Exchange described above and the number of common shares underlying Series A Convertible Preferred Stock that VOMF owns.

7)	This number represents the number of shares of common that VCA received in exchange for their Warrants pursuant to the Warrant Exchange described above and the number of common shares underlying Series A Convertible Preferred Stock that VCA owns.

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8)	Management of the fund is vested in its general partner, QVT Associates GP LLC. QVT Financial LP is the investment manager for the fund and shares voting and investment control over the securities held by the fund. QVT Financial GP LLC is the general partner of QVT Financial LP and as such has complete discretion in the management and control of the business affairs of QVT Financial LP. QVT Associates GP LLC is the general partner of the fund and may be deemed to beneficially own the securities. The managing members of QVT Financial GP LLC are Daniel Gold, Lars Bader, Tracy Fu and Nicholas Brumm. Each of QVT Financial LP, QVT Financial GP LLC, Daniel Gold, Lars Bader, Tracy Fu and Nicholas Brumm disclaims beneficial ownership of the securities held by the fund. QVT Associates GP LLC disclaims beneficial ownership of the securities held by the fund except to the extent of its pecuniary interest therein.

9)	This number represents the number of shares of common that QVT Fund received in exchange for their Warrants pursuant to the Warrant Exchange described above and the number of common shares underlying Series A Convertible Preferred Stock that QVT owns.

10)	This number represents the number of shares of common that Quintessence received in exchange for their Warrants pursuant to the Warrant Exchange described above and the number of common shares underlying Series A Convertible Preferred Stock that Quintessence owns.

11)	The person having voting power over Lee Wah is Mr. Xuebin Zhang.

12)	Lee Wah did not beneficially own any shares prior to the Offering since, except with respect to transactions upon which such Series C Preferred Stock shall be entitled to vote separately as a class and as otherwise required by Nevada law, the Series C Preferred Stock does not have any voting rights. Additionally, based upon the terms of the Series C Preferred Stock, Lee Wah may not convert such securities if on any date, it would be deemed the beneficial owner of more than 9.99% of the then outstanding shares of our common stock. See Description of Securities.

13)	These shares represent the number of common shares that Lee Wah received pursuant to the Warrant Exchange Agreement and the shares of common stock underlying the Series C Preferred Stock that Lee Wah received in the 2009 Financing.

None of the selling stockholders is a broker-dealer or affiliate of a broker-dealer. Each of such selling stockholders has indicated to us that it or he obtained the shares of our common stock such selling stockholder owns in the ordinary course and that such selling stockholder has no agreement or understanding with respect to distributing those shares.

Except as described above or as described elsewhere in this prospectus, including under “Certain Relationships and Related Transactions”, none of the other selling stockholders has held any position or office or had any material relationship with us or any of our predecessors or affiliates within three years of the date of this prospectus.

PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock being offered under this prospectus on any stock exchange, market or trading facility on which shares of our common stock are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when disposing of shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resales by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

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•	privately negotiated transactions;

•	to cover short sales made after the date that the registration statement of which this prospectus is a part is declared effective by the Commission;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any of these methods of sale; and

•	any other method permitted pursuant to applicable law.

 The shares may also be sold under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus. The selling stockholders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

If sales of shares offered under this prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this prospectus is a part. In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares offered under this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell shares offered under this prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

The selling stockholders and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

If any of the shares of common stock offered for sale pursuant to this prospectus are transferred other than pursuant to a sale under this prospectus, then subsequent holders could not use this prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. We offer no assurance as to whether any of the selling stockholders will sell all or any portion of the shares offered under this prospectus.

We have agreed to pay all fees and expenses we incur incident to the registration of the shares being offered under this prospectus. However, each selling stockholder and purchaser is responsible for paying any discounts, commissions and similar selling expenses they incur.

15

We and the selling stockholders have agreed to indemnify one another against certain losses, damages and liabilities arising in connection with this prospectus, including liabilities under the Securities Act.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than 8.0% of the gross proceeds received by a selling stockholder from the sale of any of its securities registered hereunder pursuant to SEC Rule 415.

Any member of FINRA participating in the distribution of the shares offered under this prospectus will be subject to compliance with FINRA rules and regulations, including rules governing the timely filing of documents and disclosures with the Corporate Finance Department of FINRA.

H.C. Wainwright & Co., Inc. acted as the placement agent in connection with the financing we completed in 2007. In addition to cash compensation and fees and expenses paid to the placement agent, we issued warrants to purchase up to 990,000 shares of our common stock, with an exercise price of $.50 per share, and warrants to purchase up to 750,000 shares of our Common Stock, with an exercise price of $0.60 per share, to the placement agent and affiliates of the placement agent. The placement agent warrants have the same terms as our other warrants, except that they contain a “cashless” exercise provision and expire four years after issuance. The warrants issued to our placement agent and its affiliates have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up from the date of this prospectus pursuant to Rule 2710(g)(1) of the Conduct Rules of FINRA. Additionally, the warrants may not be sold, transferred, assigned, pledged or hypothecated for a period of 180 days following the date of this prospectus. However, the warrants may be transferred to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Thereafter, the warrants will be transferable provided such transfer is in accordance with the provisions of the Securities Act. Such warrants contain customary anti-dilution protection for stock splits, dividends and recapitalization consistent with FINRA regulations.

We have also granted H.C. Wainwright a right of first refusal, for a period of 18 months from the August 2007 Share Exchange, to act as lead underwriter or placement agent for any and all future public and private equity and debt offerings.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Common Stock

We are authorized to issue up to 300,000,000 shares of common stock, par value $0.001 per share, of which 36,368,334 shares are currently issued and outstanding.

Each outstanding share of common stock entitles the holder thereof to one vote per share on matters submitted to a vote of shareholders. Stockholders do not have preemptive rights to purchase shares in any future issuance of our common stock.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend. Should we decide in the future to pay dividends, it will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including our financial condition and results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the Board of Directors considers relevant. Each share shall be entitled to the same dividend. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors.

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

Preferred Stock

We are authorized to issue up to 200,000,000 shares of preferred stock, par value $0.001 per share.

Our certificate of incorporation gives our board of directors the power to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock. We currently have a class of Series A and Series B preferred stock outstanding and recently designated and issued shares of a Series C class of preferred stock; other than as previously disclosed, we have no present plans to issue any shares of preferred stock.

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Convertible Preferred Stock

Series A Preferred Stock

The board of directors has created a series of Series A preferred stock consisting of 5,800,000 shares of which 5,608,564 shares are issued and outstanding. Each share of Series A preferred stock is convertible into a number of fully paid and nonassessable shares of common stock equal to the quotient of (i) the original Series A issue price set forth therein divided by (ii) the conversion price. The initial issue price shall be $1.00 and the initial conversion price shall be $.50. Currently, the Series A preferred stock is convertible into 11,217,128 shares of common stock.

The Series A preferred stock has no preemptive rights. The Series A preferred stock will not accrue dividends. However, in the event that any dividends are paid on our common stock, the holders of Series A preferred stock shall share with the holders of common stock on an as converted basis in such dividends.

The Series A preferred stock has certain class voting rights. Each holder of Series A preferred stock shall be entitled to vote on all matters, together with the holders of common stock, on an as converted basis, subject to a 9.99% limitation. So long as any shares of Series A preferred stock are outstanding, we shall not, without the affirmative approval of at least a majority of the shares of the Series A preferred stock outstanding, (i) amend, alter or repeal the provisions of the Series A preferred stock, so as to adversely affect any right, preference, privilege or voting power of the Series A preferred stock; or (ii) amend our Articles of Incorporation or By-Laws so as to affect materially and adversely any right, preference, privilege or voting power of the Series A preferred stock.

The holders of record of shares of Series A preferred stock shall not be entitled to receive any liquidation preference in the event of the liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary.

Series B Preferred Stock

The board of directors has created a series of Series B preferred stock consisting of 5,000,000 shares of which 5,000,000 shares are issued and outstanding. Each share of Series B preferred stock is convertible into a number of fully paid and nonassessable shares of common stock equal to the quotient of (i) the original Series B issue price set forth therein divided by (ii) the conversion price. The initial issue price shall be $1.00 and the initial conversion price shall be $.60. Currently, the Series B preferred stock is convertible into 8,333,333 shares of common stock.

The Series B preferred stock has no preemptive rights. The Series B preferred stock will not accrue dividends. However, in the event that any dividends are paid on our common stock, the holders of Series B preferred stock shall share with the holders of common stock on an as converted basis in such dividends.

The Series B preferred stock has certain class voting rights. Each holder of Series B preferred stock shall be entitled to vote on all matters, together with the holders of common stock, on an as converted basis, subject to a 9.99% limitation. So long as any shares of Series B preferred stock are outstanding, we shall not, without the affirmative approval of at least a majority of the shares of the Series B preferred stock outstanding, (i) amend, alter or repeal the provisions of the Series B preferred stock, so as to adversely affect any right, preference, privilege or voting power of the Series B preferred stock; or (ii) amend our Articles of Incorporation or By-Laws so as to affect materially and adversely any right, preference, privilege or voting power of the Series B preferred stock.

The holders of record of shares of Series B preferred stock shall not be entitled to receive any liquidation preference in the event of the liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary.

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Series C Preferred Stock

The Board of Directors has created a series of Series C preferred stock consisting of 12,000,000 shares, of which 12,000,000 are issued and outstanding. Each share of Series C preferred stock is convertible into a number of fully paid and nonassessable shares of common stock equal to the quotient of (i) the Series C Liquidation Preference Amount of the shares of Series C Preferred Stock divided by (ii) the conversion price. The initial issue price shall be $.60 and the initial conversion price shall be $.50. Currently, the Series C preferred stock is convertible into 12,000,000 shares of common stock.

The Series C preferred stock has no preemptive rights. The Series C preferred stock will not accrue dividends. However, in the event that any dividends are paid on our common stock, the holders of Series C preferred stock shall share with the holders of common stock on an as converted basis in such dividends.

Except with respect to transactions upon which the Series C Preferred Stock shall be entitled to vote separately as a class and as otherwise required by Nevada law, the Series C Preferred Stock shall have no voting rights with the Common Stock or other equity securities of the Company. So long as any shares of Series C preferred stock are outstanding, we shall not, without the affirmative approval of at least a majority of the shares of the Series C preferred stock outstanding, (i) amend, alter or repeal the provisions of the Series C preferred stock, so as to adversely affect any right, preference, privilege or voting power of the Series C preferred stock; or (ii) amend our Articles of Incorporation or By-Laws so as to affect materially and adversely any right, preference, privilege or voting power of the Series C preferred stock.

In the event of the liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of shares of Series C Preferred Stock then outstanding shall be entitled to receive, out of the assets of the Company available for distribution to its stockholders, an amount equal to $0.60 per share of the Series C Preferred Stock (the “Series C Liquidation Preference Amount”) before any payment shall be made or any assets distributed to the holders of the Common Stock or any other Junior Stock. If the assets of the Company are not sufficient to pay in full the Series C Liquidation Preference Amount payable to the holders of outstanding shares of the Series C Preferred Stock and any series of Preferred Stock or any other class of stock ranking pari passu, as to rights on liquidation, dissolution or winding up, with the Series C Preferred Stock, then all of said assets will be distributed among the holders of the Series C Preferred Stock and the other classes of stock ranking pari passu with the Series C Preferred Stock, if any, ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. The liquidation payment with respect to each outstanding fractional share of Series C Preferred Stock shall be equal to a ratably proportionate amount of the liquidation payment with respect to each outstanding share of Series C Preferred Stock. All payments for which this paragraph provides shall be in cash, property (valued at its fair market value as determined by an independent appraiser chosen by the Company and reasonably acceptable to the holders of a majority of the Series C Preferred Stock) or a combination thereof;  provided ,  however , that no cash shall be paid to holders of Junior Stock unless each holder of the outstanding shares of Series C Preferred Stock has been paid in cash the full Series C Liquidation Preference Amount to which such holder is entitled as provided herein.

Warrants

Pursuant to the Warrant Exchange Agreement described elsewhere in this Registration Statement, we do not have any common stock purchase warrants issued or outstanding, other than the placement agent warrants described below.

 Placement Agent Warrants

We have 990,000 placement agent warrants that were issued to the placement agent in our 2007 Financing and are exercisable at $0.50 per share. We also have 750,000 placement agent warrants that were issued to the placement agent in connection with the Series J Warrant exercise and are exercisable at $0.60 per share. The placement agent warrants have the same terms as our other warrants, except that they contain a “cashless” exercise provision; they do not contain weighted average anti dilution protection and are for a term of six years.

Anti-Dilution Provisions in Preferred Stock and Warrants

If certain changes occur to our capitalization, such as a stock split or stock dividend of the common stock, then the exercise price and number of shares issuable upon conversion or exercise of the preferred stock will be adjusted appropriately. In the event that we issue or are deemed to issue additional shares of our common stock in certain non-exempt transactions for a price less than the conversion price or exercise price per share under the preferred stock, then the conversion price or the exercise price, as the case may be, will be adjusted downward as follows (i) with respect to the Series A Preferred until August 9, 2008, to the actual per share price at which we issue or are deemed to issue the additional shares or (y) following August 9, 2008, to a conversion price or exercise price that is calculated based on a “weighted average” formula described therein; (ii) with respect to the Series B,  to a conversion price that is calculated based on a “weighted average” formula described therein.

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Generally, if we have any capital reorganization, reclassification of our capital stock, consolidation or merger in which we are not the survivor, or sale, transfer or other disposition of all or substantially all of our assets to another corporation, then the holder will have the right to receive in lieu of the shares issuable upon conversion or exercise of their securities, securities or assets as would have been issuable or payable with respect to or in exchange for a number of shares equal to the number of shares immediately convertible or exercisable before such transaction took place and appropriate adjustments to the terms of the preferred stock, as the case may be, including the conversion price or exercise price, will be made.

Transfer Agent

The transfer agent for our common stock and preferred stock is Holladay Stock Transfer, 2939 N 67th Place, No. C, Scottsdale, Arizona 85251. (480) 481-3940.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

1)	Annual Report on Form 10-K for the fiscal year ended June 30, 2011, filed with the SEC on September 28, 2011, as amended on October 11, 2011 (Commission File No. 000-53897);

2)	Quarterly Reports on Form 10-Q for the quarterly period ended September 30, 2011, filed with the SEC on November 14, 2011, as amended on January 19, 2012 (Commission File No. 000-53897);

3)	Quarterly Reports on Form 10-Q for the quarterly period ended December 31, 2011, filed with the SEC on February 14, 2012, as amended on March 7, 2012 (Commission File No. 000-53897);

4)	Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2012, filed with the SEC on May 15, 2012 (Commission File No. 000-53897); and

5)	Current Report on Form 8-K, filed with the Commission on June 5, 2012 (Commission File No. 000-53897);

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

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We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request a copy of these filings at no cost, by writing or calling us at the following address or telephone number:

Jpak Group, Inc.

c/o Qingdao Renmin Printing Co.

15 Xinghua Road, Qingdao, Shandong Province

People’s Republic of China 266401

Attn: Secretary

(+86-532) 84616387

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by that director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether that indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth estimated expenses we expect to incur in connection with the sale of the shares being registered. All such expenses are estimated except for the SEC and FINRA registration fees.

SEC registration fee	$1217.51
FINRA registration fee	$6,450.00
Printing expenses	$5,000.00
Fees and expenses of counsel for the Company	$30,000.00
Fees and expenses of accountants for Company	$10,000.00
Blue Sky fees and expenses	$5,000.00
Miscellaneous	$12,224.00
*Total	$69,891.51

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article X of our Articles of Incorporation provides that no director or officer of the corporation past, present or future, shall be personally liable to the corporation or any of its shareholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the liability of a director for acts or omissions which involve intentional misconduct, fraud or knowing violation of law and for the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes is not so eliminated. The corporation shall advance or reimburse reasonable expenses incurred by this individual without regard to the limitations in Nevada Revised Statute 78.7502, or any other limitation which may hereafter be enacted to the extent such limitation may be disregarded if authorized by the Articles of Incorporation.

Our bylaws provide for the indemnification of our directors and officers, as to those liabilities and on those terms and conditions as appropriate.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

On August 9, 2007, we issued 23,005,000 shares of common stock in exchange for all of the issued and outstanding shares of Jpak Group Co., Ltd, (“Jpak”).

On August 9, 2007, we became a party to that certain Note Purchase Agreement (the “NPA”) by and among Jpak, Grand International and the investors named therein (collectively, the “Investors”). The NPA was originally entered into in May 2007 pursuant to which Jpak issued Convertible Promissory Notes (the Financing”) in the aggregate principal amount of $5.5 million to the Investors (the “Notes”). As a result of the Share Exchange, under the terms of the NPA and the Notes, the Notes automatically converted into (i) 5,608,564 shares of our Series A Convertible Preferred Stock, par value $.001 per share (the Preferred Stock”), which shares are convertible into an aggregate of 11,217,128 shares of common stock, (ii) Series A Warrants to purchase an aggregate of 5,500,000 shares of common stock (subject to adjustment) at an exercise price of $.60 per share until August 2011 which were amended on December 28, 2007 to extend the term to August 2013 (the “Series A Warrants”), (iii) Series B Warrants to purchase an aggregate of 5,500,000 shares of common stock (subject to adjustment) at an exercise price of $.70 per share until August 2011 which were amended on December 28, 2007 to extend the term to August 2013 (the “Series B Warrants”) and (iv) Series J Warrants to purchase (a) an aggregate of 5,000,000 shares of Series B Preferred Stock, which preferred stock shall contain the same terms as the Series A Preferred Stock (other than conversion price), which shares will be convertible into 8,333,333 shares of our common stock, (b) Series C Warrants to purchase an aggregate of 4,166,667 shares of common stock (subject to adjustment) at an exercise price of $.72 per share (the “Series C Warrants”) and (c) Series D Warrants to purchase an aggregate of 4,166,667 shares of common stock (subject to adjustment) at an exercise price of $.84 per share (the “Series D Warrants”. The Series J Warrants shall be exercisable at an exercise price of $1.00 per warrant and shall only be exercisable until 90 days following the effective date of this registration statement.

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On December 28, 2007, the holders of the Company's outstanding Series J Warrants exercised in full such warrants for aggregate gross proceeds of $5.0 million to the Company. Pursuant to the terms of the Series J Warrants, the Company issued to the holders of the Series J Warrants (a) an aggregate of 5,000,000 shares of the Company's Series B Convertible Preferred Stock, which will be convertible into an aggregate of 8,333,333 shares of the Company's Common Stock, (b) Series C Warrants to purchase an aggregate of 4,166,667 shares of the Company's Common Stock at an exercise price of $0.72 per share and (c) Series D Warrants to purchase an aggregate of 4,166,667 shares of the Company's Common Stock (subject to adjustment) at an exercise price of $0.84 per share. The Series C Warrants and Series D Warrants have a term of six years from the date of issuance.

In connection with the Financing, we also granted warrants to purchase 990,000 shares of common stock with an exercise price of $.50 per share to the placement agent in the Financing. These warrants have the same terms as the Series A and Series B Warrants, except that they contain a “cashless” exercise provision.

None of the above transactions involved a public offering, and we believe that each transaction was exempt from the registration requirements of the Securities Act by virtue of Section 4(2) of the Securities Act and Rule 506 of Regulation D as promulgated by the SEC.

In April 2008, we engaged TriPoint Capital Advisors, LLC to provide us with business development and U.S. corporate compliance services. The initial term of the agreement is one year.  Pursuant to the agreement, TriPoint shall receive 300,000 shares of our restricted common stock - all of which was issued on July 14, 2008, with 175,000 vesting immediately and the remainder to vest in equal installments of 75,000 every 90 days thereafter - in consideration for their services. The shares were valued at $0.30 per share, the closing bid price for shares of our common stock on the date of issuance. The shares were issued in accordance with the exemption from the registration provisions of the Securities Act of 1933, as amended, provided by Section 4(2) of such Act for issuances not involving any public offering.

On April 1, 2009, we issued 200,000 restricted shares to Dongliang (Frank) Su for the Acting CFO duties he would provide to us from April 1, 2009 through March 31, 2010.  The shares were issued in accordance with the exemption from the registration provisions of the Securities Act of 1933, as amended, provided by Section 4(2) of such Act for issuances not involving any public offering.

On November 3, 2009, we issued 12,000,000 units of our securities at a price of $0.50 per unit; each unit consists of (i) 1 share of our Series C Convertible Preferred Stock, par value $0.0001 per share, convertible into one share of our common stock, par value $0.001 per share, and (ii) a one-half Series E Warrant and one-half Series F Warrant pursuant to a Securities Purchase Agreement.  (The warrants have now been exchanged for shares of common stock pursuant to the Warrant Exchange Agreement.)  The shares were issued in accordance with the exemption from the registration provisions of the Securities Act of 1933, as amended, provided by Section 4(2) of such Act for issuances not involving any public offering.

On December 16, 2009, we issued aggregately 11,363,334 shares of common stock in exchange of outstanding investor warrants issued pursuant to the 2007 and 2009 Financing including 5,500,000 Series A Warrants, 5,500,000 Series B Warrants, 4,166,667 Series C Warrants, 4,166,667 Series D Warrants, 6,000,000 Series E Warrants and 6,000,000 Series F warrants. The shares were issued in accordance with the exemption from the registration provisions of the Securities Act of 1933, as amended, provided by Section 4(2) of such Act for issuances not involving any public offering.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBITS

The following exhibits are filed as part of this registration statement:

Exhibit No.	Description

2.1	Securities Exchange Agreement by and among Jpak Group, Inc., Jpak Group Co., Ltd., the shareholders of Jpak Group Co., Ltd. named therein and the selling party named therein, dated as of August 9, 2007 (incorporated by reference to Exhibit 2.1 of the Registrant’s Form 8-K filed on August 15, 2007).

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3.1	Articles of Incorporation of Jpak Group, Inc. (f/k/a Rx Staffing, Inc.), filed with the Secretary of State of Nevada on December 6, 2004 (incorporated by reference to Exhibit 3 of the Registrant’s Form SB-2 filed on June 10, 2005).

3.1(a)	Certificate of Amendment to Articles of Incorporation, filed with the Secretary of State of Nevada on November 29, 2006 (incorporated by reference to Exhibit 3.1(a) of the Registrant’s Form 8-K filed on August 15, 2007).

3.1(b)	Certificate of Amendment to Articles of Incorporation, filed with the Secretary of State of Nevada on July 27, 2007.

3.2	By-laws of Jpak Group, Inc. (f/k/a Rx Staffing, Inc.), adopted on December 10, 2004 (incorporated by reference to Exhibit 3 of the Registrant’s Form SB-2 filed on June 10, 2005).

3.2(a)	First Amendment to By-laws adopted on July 27, 2007 (incorporated by reference to Exhibit 3.2(a) of the Registrant’s Form 8-K filed on August 15, 2007).

4.1	Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock of Jpak Group, Inc., filed with the Secretary of State of Nevada on August 9, 2007 (incorporated by reference to Exhibit 4.1 of the Registrant’s Form 8-K filed on August 15, 2007).

4.1(a)	Amendment to the Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock of Jpak Group, Inc., filed with the Secretary of State of Nevada on October 1, 2007 (incorporated by reference to Exhibit 4.1(a) of the Registrant’s Form 8-K filed on October 9, 2007).

4.2	Certificate of Designation of the Relative Rights and Preferences of the Series B Convertible Preferred Stock of Jpak Group, Inc. (incorporated by reference to Exhibit 4.1 of the Registrant’s Form 8-K filed on January 4, 2008).

4.3	Series A Warrant to Purchase shares of common stock of Jpak Group, Inc., issued on August 9, 2007 (incorporated by reference to Exhibit 4.2 of Rx Staffing, Inc.’s Form 8-K filed on January 4, 2008).

4.4	Series B Warrant to Purchase shares of common stock of Jpak Group, Inc., issued on August 9, 2007 (incorporated by reference to Exhibit 4.3 of Rx Staffing, Inc.’s Form 8-K filed on January 4, 2008).

4.5	Series C Warrant to Purchase shares of common stock of Jpak Group, Inc. (incorporated by reference to Exhibit 4.4 of the Registrant’s Form 8-K filed on January 4, 2008).

4.7	Series D Warrant to Purchase shares of common stock of Jpak Group, Inc. (incorporated by reference to Exhibit 4.5 of the Registrant’s Form 8-K filed on January 4, 2008).

4.8	Certificate of Designation of the Relative Rights and Preferences of the Series C Convertible Preferred Stock of Jpak Group, Inc. (incorporated by reference to Exhibit 10.2 of the Registrant’s Form 8-K filed on November 5, 2009).

4.9	Series E Warrant to Purchase shares of common stock of Jpak Group, Inc. (incorporated by reference to Exhibit 10.3 of the Registrant’s Form 8-K filed on November 5, 2009).

4.10	Series F Warrant to Purchase shares of common stock of Jpak Group, Inc. (incorporated by reference to Exhibit 10.4 of the Registrant’s Form 8-K filed on November 5, 2009).

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5.1	Opinion and Consent of Hunter Taubman Weiss LLP.

10.1	Note Purchase Agreement by and among Jpak Group Co., Ltd, Grand International Industrial Limited and the investors identified therein, dated as of May 17, 2007 (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K filed on August 15, 2007).

10.2	Joinder Agreement executed by Jpak Group, Inc., dated as of August 9, 2007 (incorporated by reference to Exhibit 10.2 of the Registrant’s Form 8-K filed on August 15, 2007).

10.3	Registration Rights Agreement by and among Jpak Group, Inc. and the purchasers named therein, dated as of August 9, 2007 (incorporated by reference to Exhibit 10.3 of the Registrant’s Form 8-K filed on August 15, 2007).

10.4	Securities Escrow Agreement by and among Jpak Group, Inc., the purchasers named therein, the principal stockholders of Jpak Group, Inc. named therein and the escrow agent named therein, dated as of August 9, 2007 (incorporated by reference to Exhibit 10.4 of the Registrant’s Form 8-K filed on August 15, 2007).

10.5	Lock-Up Agreement by and among Jpak Group, Inc. and the shareholders of Jpak Group, Inc. named therein, dated as of August 9, 2007 (incorporated by reference to Exhibit 10.5 of the Registrant’s Form 8-K filed on August 15, 2007).

10.6	Working Capital Loan Contract, effective as of August 27, 2006, by and between Qingdao Renmin Printing Co., Ltd., as borrower, and Industrial and Commercial Bank of China, Qingdao Branch, as lender (incorporated by reference to Exhibit 10.6 of the Registrant’s Form 8-K filed on August 15, 2007).

10.7	Working Capital Loan Contract, effective as of February 12, 2007, by and between Qingdao Renmin Printing Co., Ltd., as borrower, and Qingdao City Commercial Bank, Yongping Branch, as lender (incorporated by reference to Exhibit 10.7 of the Registrant’s Form 8-K filed on August 15, 2007).

10.8	Working Capital Loan Contract, effective as of February 12, 2007, by and between Qingdao Renmin Printing Co., Ltd., as borrower, and Industrial and Commercial Bank of China, Qingdao Branch, as lender (incorporated by reference to Exhibit 10.8 of the Registrant’s Form 8-K filed on August 15, 2007).

10.9	Working Capital Loan Contract, effective as of April 10, 2007, by and between Qingdao Renmin Printing Co., Ltd., as borrower, and Industrial and Commercial Bank of China, Qingdao Branch, as lender (incorporated by reference to Exhibit 10.9 of the Registrant’s Form 8-K filed on August 15, 2007).

10.10	Employment Agreement, effective June 1, 2001, by and between Qingdao Renmin Printing Co., Ltd, as employer, and Yijun Wang, as employee (incorporated by reference to Exhibit 10.10 of the Registrant’s Registration Statement on Form S-1 filed on November 09, 2007.

10.11	Employment Agreement, effective February 26, 2007, by and between Qingdao Renmin Printing Co., Ltd, as employer, and Ming Qi, as employee (incorporated by reference to Exhibit 10.11 of the Registrant’s Registrant's Registration Statement on Form S-1 filed on November 09, 2007).

10.12	Letter of Agreement by and among Jpak Group, Inc. and the holders of Series J Warrants, dated as of December 28, 2007 (incorporated by reference to Exhibit 10.1 of the Registrant's form 8-K filed on January 4, 2008).

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10.13	Securities Purchase Agreement by and among Jpak Group, Inc. and Lee Wah Investments Limited, dated as of November 3, 2009 (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K filed on November 5, 2009).

10.14	Registration Rights Agreement by and among JPak Group, Inc. and Lee Wah Investments Limited, dated as of November 3, 2009 (incorporated by reference to Exhibit 10.5 of the Registrant’s Form 8-K filed on November 5, 2009).

10.15	Form of Warrant Exchange Agreement dated as of December 16, 2009 (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K filed on December 16, 2009).

21.1	List of Subsidiaries of the Company (incorporated by reference to Exhibit 21.1 of the Registrant’s Form 8-K filed on August 15, 2007).

23.1	Consent of Patrizio & Zhao, LLC, Independent Public Accounting Firm.

23.3	Consent of Hunter Taubman Weiss LLP (included in Exhibit 5.1).

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ITEM 17.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this registration statement:

(i)           to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii)           to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)           to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has and authorized this Post-Effective Amendment 11 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Qingdao, China on June 13 , 2012.

By:	/s/ Yijun Wang
Yijun Wang Chief Executive Officer

By:	/s/ Yongbo (Esther) Wang
Yongbo (Esther) Wang Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this Post-Effective Amendment 11 to Registration Statement on Form S-1 was signed by the following persons in the capacities and on the dates stated.

Signatures	Title	Date

/s/ Yijun Wang	Chief Executive Officer, President and Director (Principal Executive Officer)	June 13, 2012
Yijun Wang

/s/ Ming Qi	Director	June 13, 2012
Ming Qi

/s/ Huatian Sha	Corporate Secretary, Director	June 13, 2012
Huation Sha

/s/ Qingjun Yang	Director	June 13, 2012
Qingjun Yang

/s/ Wenjie Li	Director	June 13, 2012
Wenjie Li

/s/ Yongbo (Esther) Wang	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 13, 2012
Yongbo (Esther) Wang

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